EXHIBIT 23.2


                          INDEPENDENT AUDITORS' CONSENT

We consent to the incorporation by reference in this Registration Statement of Supreme International Corporation on Form S-8 of our report dated April 10, 1998 appearing in the Annual Report on Form 10-K of Supreme International Corporation for the year ended January 31, 1998.


/s/ DELOITTE & TOUCHE LLP


Miami, Florida
December 21, 1998